SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this **"Security Agreement"**) is made and entered into as of December 31, 2005 (the **"Execution Date"**), by and between **AIM AMERICAN MORTGAGE, INC.,** a Texas corporation ("**AIM**"), and **CORPORATE STRATEGIES, INC.**, a Delaware corporation (**"Secured Party"**).

RECITALS

A. Subject to the terms and conditions of that certain Securities Purchase Agreement, between Secured Party and Elite Flight Solutions, Inc., a Delaware corporation (**"EFS"**), dated of even date herewith (the **"Securities Purchase Agreement"**), EFS purchased from Secured Party (i) 1,000 shares of the issued and outstanding Class A common stock, par value $1.00 per share of AIM, representing approximately eighty-five percent (85%) of the issued and outstanding common stock of AIM, and (ii) 399,025,510 shares of Series A Preferred Stock, par value $1.00 per share, of AIM, representing one hundred percent (100%) of the issued and outstanding preferred stock of AIM (collectively, the **"AIM Stock"**).

B. In consideration for the purchase of the AIM Stock, EFS issued Secured Party a $500,000 convertible secured debenture (the **"Debenture"**), that is convertible into a number of shares of common stock of EFS as more specifically provided in the Debenture, and agreed to grant certain registration and other rights to Secured Party pursuant to that certain Registration Rights Agreement by and between Secured Party and EFS dated of even date herewith (the **"Registration Rights Agreement"**) .

C. As a condition precedent to the consummation of the above referenced agreements, Secured Party and AIM wish to enter into this Security Agreement to secure the payment and performance of all indebtedness, liabilities and obligations of EFS due or to become due to Secured Party under the Debenture and the Registration Rights Agreement (collectively, the **"Obligations"**).

D. AIM represents that, as it will be a subsidiary of EFS following the consummation of the transactions contemplated by the Securities Purchase Agreement, it will directly or indirectly, benefit from the acquisition of its stock by EFS for which the Obligations serve as consideration.

AGREEMENT

AIM and Secured Party agree as follows:

1. <u>Grant of Security Interest</u>. AIM hereby grants to Secured Party a security interest in the collateral, as described and defined in <u>Attachment A</u> to this Security Agreement (the **"Collateral"**), to secure the payment and performance of all of the Obligations due or to become due, and all modifications, renewals, extensions, rearrangements, substitutions and replacements of such Obligations.

2. **Release of Collateral.** The Collateral shall be released and relieved of the security interest granted herein, and AIM shall be entitled to unencumbered title thereto and possession thereof, upon full and complete payment, performance, satisfaction, forgiveness or observance of all Obligations in accordance with the terms of this Security Agreement, the Debenture and the Registration Rights Agreement. Upon the release of the Collateral, Secured Party shall execute and deliver, at AIM's sole cost and without recourse against Secured Party, any necessary instruments of title, release, reassignment and delivery as AIM may reasonably request.

3. **Rights and Remedies upon Default.** Upon the occurrence and during the continuation of any events of default described in the Debenture, or upon a material breach of the Registration Rights Agreement by EFS, Secured Party may accelerate all of the Obligations and shall have, in addition to all other rights and remedies provided herein or by applicable law, all of the rights and remedies of a secured party under the Texas Uniform Commercial Code (the **"Code"**).

4. **Expenses.** AIM will on demand pay to Secured Party the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of its legal counsel and of any experts or agents, which Secured Party may incur in connection with: (i) the exercise or enforcement by Secured Party of any of its rights or remedies under this Security Agreement, or (ii) any failure by AIM to perform any of the Obligations.

5. **AIM Remains Liable.** Notwithstanding any other provision of this Security Agreement, (i) AIM shall remain liable under the contracts and agreements included in the Collateral to perform all of AIM's duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Secured Party of any of its rights under this Security Agreement shall not release AIM from any of AIM's duties or obligations under the contracts and agreements included in the Collateral, and (iii) Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of AIM or to take any action to collect or enforce any claim for payment.

6. **Waivers; Cumulative Remedies.** AIM waives notice of the acceptance of this Security Agreement and all other notices, demands or protests to which AIM might otherwise be entitled by law in respect to this Security Agreement, the Obligations or the Collateral, and which may be lawfully waived. Secured Party shall have no duty as to the collection or protection of the Collateral or any income, or as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining to the Collateral beyond reasonable care in the custody or preservation thereof. Secured Party may exercise its rights and remedies with respect to the Collateral without resorting or regard to other security or sources for payment. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently.

7. **Authorization to File Financings Statement.** AIM authorizes Secured Party to prepare and file all financing statements (Form UCC-1), continuation statements (Form UCC-3), or other written statements or notices required in order to perfect, secure or maintain as perfected Secured Party's security interest in the Collateral, without the signature of AIM where permitted by law. Copies of all financing statements, continuation statements or other written statements or notices shall be promptly delivered to AIM.

8. **Further Assurances**. Each Party shall perform any further acts and execute any further documents, including, without limitation, financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices as may be reasonably necessary or otherwise reasonably requested to perfect, secure or maintain as perfected Secured Party's security interest in the Collateral or to carry out the provisions of this Security Agreement.

9. **Amendments**. This Security Agreement may be modified or amended, waived, discharged or terminated only by an instrument in writing signed by the Party against which enforcement of the amendment, waiver, discharge or termination is sought.

10. **Assignment**. If at any time or times by sale, assignment, negotiation, pledge or otherwise, Secured Party transfers any of the Obligations, such transfer shall carry with it Secured Party's rights and remedies under this Security Agreement with respect to the transferred Obligations, and the transferee shall become vested with such rights and remedies whether or not they are specifically referred to in the transfer. If and to the extent Secured Party retains any other Obligations, Secured Party shall continue to have those rights and remedies.

11. **Costs and Fees.** AIM agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by Secured Party in the enforcement of this Security Agreement and the Obligations.

12. **Counterparts.** This Security Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

13. **Definitions and Incorporation by Reference**. All terms used but not expressly defined in this Security Agreement will have the same meaning as set forth in the Code. All terms, provisions and definitions of any loan agreements, guarantees or other credit arrangements between AIM and Secured Party are incorporated in this Security Agreement by reference as though set forth in full.

14. **Dispute Resolution.** All disputes, controversies, claims, questions, or disagreements arising out of or relating to this Security Agreement, shall be litigated in any state or federal court having appropriate jurisdiction and located within the State of Texas, County of Harris. The Parties, by the execution of this Security Agreement, expressly consent to the jurisdiction of any such court, to venue therein and to the service of process in any such action or proceedings, as required by applicable law.

15. **Choice of Law.** This Security Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Texas.

16. **Notices.** All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by registered or certified mail, first class postage prepaid, return receipt requested, to the address of such parties set forth on the signature

page of this Agreement or such other future address as may be specified by any party by notice to the other party. Such communications may also be given by personal delivery, by facsimile or by regular mail, but shall be effective only if and when actually received.

17. **Severability.** If any provision, or the application of any provision, of this Security Agreement is determined to be illegal, invalid or unenforceable, that provision shall be severed from this Security Agreement and such severance shall have no effect upon the enforceability, performance or obligations of the remainder of this Security Agreement.

18. **Successors and Assigns.** This Security Agreement shall be binding upon AIM's heirs, successors, assigns, and representatives and shall inure to the benefit of and be enforceable by Secured Party and its successors, assigns, and representatives.

[*signature page follows*]

AIM and Secured Party have executed this Security Agreement on the Execution Date.

AIM AMERICAN MORTGAGE, INC., a Texas limited liability company

[signature]

By: Dimple Hobbs

Its: President

Address of principal place of business:

109 North Post Oak Lane, Suite 422
Houston, Texas 77024
Attn: Dimple Hobbs

CORPORATE STRATEGIES, INC., a Texas corporation

[signature]

By:

Its: CFO

Address of principal place of business:

109 North Post Oak Lane, Suite 422
Houston, Texas 77024
Attn: Timothy J. Connolly

Attachment A

DESCRIPTION OF COLLATERAL

All present and future right, title and interest of **AIM AMERICAN MORTGAGE, INC.,** a Texas limited liability company (**"Debtor"**), in and to the following property, whether now owned or later acquired or created: (a) payments and rights to payment from all sources, for goods sold or leased or for services furnished, including, without limitation, all those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance (**"Accounts Receivable"**); (b) furniture, fixtures, inventory and equipment; (c) proceeds of letters of credit of which Debtor is named beneficiary; (d) general intangibles; (e) contract rights; (f) chattel paper; (g) instruments; (h) documents; (i) insurance proceeds; (j) all books and records in respect to the foregoing; and (k) proceeds of all the foregoing (collectively, the **"Collateral"**).